                                                                    EXHIBIT 99.1
[PETROQUEST ENERGY, INC. LOGO]

NEWS RELEASE

For further information, contact:   Robert R. Brooksher, Vice President --
                                    Corporate Communications
                                    (337) 232-7028

                PETROQUEST ENERGY ANNOUNCES THIRD QUARTER RESULTS

Lafayette, Louisiana - November 6, 2003 - PetroQuest Energy, Inc. (NASDAQ: PQUE) announced today net income for the quarter ended September 30, 2003 of $229,000 or $0.01 per share, compared to third quarter 2002 net income of $950,000 or $0.02 per share. Net cash flow provided by operating activities for the third quarter of 2003 was $3,817,000 as compared to $12,557,000 for the comparable 2002 period. Net cash flow provided by operating activities before working capital changes for the third quarter of 2003 was $5,788,000, as compared to $7,694,000 for the comparable 2002 period. For the first nine months of 2003, the Company reported net income of $1,524,000 or $0.03 per share. Net income for the first nine months of 2003 includes an after tax gain of $849,000 for the cumulative effect of a change in accounting principle related to the adoption of Statement of Accounting Standards No. 143, "Accounting for Asset Retirement Obligations." The Company reported net income of $841,000 or $0.02 per share for the first nine months of 2002. For the first nine months of 2003, net cash flow provided by operating activities was $16,868,000 and net cash flow provided by operating activities before working capital changes was $22,836,000. Net cash flow provided by operating activities and net cash flow provided by operating activities before working capital changes for the first nine months of 2002 were $26,725,000 and $21,829,000, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Oil and gas sales during the third quarter of 2003 decreased 13% to $9,800,000 as compared to $11,220,000 in the third quarter of 2002. For the first nine months of 2003, sales increased 6% to $35,014,000 from $33,085,000 in the first nine months of 2002. Stated on an Mcfe basis, unit prices received during the third quarter and first nine months of 2003 were 24% and 49% higher, respectively, than the prices received during the comparable 2002 periods.

During the third quarter the well at the Company's East Cameron 222 Knight Prospect (24% net revenue interest) began producing and is currently at a gross rate of approximately 10,000 Mcfe per day. In addition, PetroQuest drilled wells at its Pinot Grigio, Trout and Riesling Prospects. Pinot Grigio, located in Ship Shoal 72 Field, (46% net revenue interest) began producing in October and is currently at a gross rate of approximately 11,000 Mcfe per day. The Trout Prospect well, located in Terrebonne Parish, (29% net revenue interest) began producing last week at a gross rate of approximately 4,500 Mcfe per day and is expected to move up to approximately 10,000 Mcfe per day. The well at the Riesling Prospect, located in Ship Shoal 72 Field, (47% net revenue interest) is expected to begin production in the next several days and reach a gross rate of approximately 3,000 Mcfe per day.
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The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and nine-month periods ended September 30, 2003 and 2002:

                                Three Months Ended             Nine Months Ended
                                   September 30,                  September 30,
                              -------------------------     ---------------------------
                                 2003           2002            2003            2002
                              ----------     ----------     -----------     -----------
Production:
  Oil (Bbls)                     166,385        237,167         584,249         688,801
  Gas (Mcf)                    1,031,679      1,461,924       3,483,927       5,763,714
  Total Production (Mcfe)      2,029,989      2,884,923       6,989,421       9,896,520
Sales:
  Total oil sales             $4,552,094     $6,339,813     $16,801,189     $16,732,483
  Total gas sales             $5,247,711     $4,879,750     $18,212,501     $16,352,614
Average sales prices:
  Oil (per Bbl)                   $27.36         $26.73          $28.76          $24.29
  Gas (per Mcf)                    $5.09          $3.34           $5.23           $2.84
  Per Mcfe                         $4.83          $3.89           $5.01           $3.36

The following initiates guidance for the fourth quarter of 2003:

                                                               Guidance for
 Description                                                 4th Quarter 2003
 -----------                                                 ----------------
 Production volumes (MMcfe/d)                                   21.5-23.5

 Percent gas                                                       60%

 Expenses:
   Lease operating expenses (per Mcfe)                         $1.15-$1.25
   Production taxes (per Mcfe)                                 $0.11-$0.12
   Depreciation, depletion and amortization (per Mcfe)         $2.90-$3.00
   General and administrative (in millions)                    $1.15-$1.35
   Interest expense (in millions)                              $.075-$0.100

 Effective tax rate (all deferred)                                 35%

PetroQuest Energy Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Gulf Coast Basin, both onshore and in shallow waters offshore.


This press release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.
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                             PETROQUEST ENERGY, INC.
                      Consolidated Statements of Operations
                                   (unaudited)
                  (Amounts In Thousands, Except Per Share Data)

                                                           Three Months Ended               Nine Months Ended
                                                              September 30,                    September 30,
                                                        -------------------------         -----------------------
                                                          2003             2002            2003            2002
                                                        --------          -------         -------         -------
Revenues:
    Oil and gas sales                                   $  9,800          $11,220         $35,014         $33,085
    Interest and other income                                 57               30             108              68
                                                        --------          -------         -------         -------
                                                           9,857           11,250          35,122          33,153
                                                        --------          -------         -------         -------
Expenses:
    Lease operating expenses                               2,235            2,487           7,501           7,240
    Production taxes                                         289              119             623             441
    Depreciation, depletion and amortization               6,197            5,916          20,549          19,638
    General and administrative                             1,171            1,016           3,519           3,758
    Accretion of asset retirement obligation                 169               --             445              --
    Interest expense                                          30               25             283             252
    Derivative expense                                      (586)             226           1,163             530
                                                        --------          -------         -------         -------
                                                           9,505            9,789          34,083          31,859
                                                        --------          -------         -------         -------
Income from operations                                       352            1,461           1,039           1,294

    Income tax expense                                       123              511             364             453
                                                        --------          -------         -------         -------
Income before cumulative effect of
  change in accounting principle                        $    229          $   950         $   675         $   841

Cumulative effect of change in accounting principle           --               --             849              --
                                                        --------          -------         -------         -------
Net income                                              $    229          $   950         $ 1,524         $   841
                                                        ========          =======         =======         =======
Earnings per common share:
  Basic
    Income before cumulative effect of
      change in accounting principle                    $   0.01          $  0.03         $  0.02         $  0.02
    Cumulative effect of change in
      accounting principle                                    --               --            0.02              --
                                                        --------          -------         -------         -------
    Net income                                          $   0.01          $  0.03         $  0.04         $  0.02
                                                        ========          =======         =======         =======
  Diluted
    Income before cumulative effect of
      change in accounting principle                    $   0.01          $  0.02         $  0.01         $  0.02
    Cumulative effect of change in
      accounting principle                                    --               --            0.02              --
                                                        --------          -------         -------         -------
    Net income                                          $   0.01          $  0.02         $  0.03         $  0.02
                                                        ========          =======         =======         =======
Weighted average number of common shares:
    Basic                                                 44,333           37,852          43,366          36,815
                                                        ========          =======         =======         =======
    Diluted                                               44,729           39,820          44,167          38,575
                                                        ========          =======         =======         =======

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                             PETROQUEST ENERGY, INC.
                       Non-GAAP Disclosure Reconciliation
                             (Amounts In Thousands)

                                                         Three Months Ended                  Nine Months Ended
                                                            September 30,                       September 30,
                                                       ------------------------           -------------------------
                                                        2003             2002               2003             2002
                                                       ------          --------           -------          --------
Net cash flow provided by operating activities         $3,817          $ 12,557           $16,868          $ 26,725
Changes in working capital accounts                     1,971            (4,863)            5,968            (4,896)
                                                       ------          --------           -------          --------
Net cash flow provided by operations before
        working capital changes                        $5,788          $  7,694           $22,836          $ 21,829
                                                       ======          ========           =======          ========

Note: Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company's ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.